Special Meeting of
Shareholders


A Special Meeting of Shareholders
of the Trust was held on October 24,
2002, at which the following actions
were taken:

Proposal 1:  To elect a Board of
Directors:

	Affirmative	Withheld
	John F. Curley, Jr.		1,261,620	71,907
	Mark R. Fetting		1,261,874	71,653
	Richard G. Gilmore		1,260,407	73,120
	Arnold L. Lehman		1,259,860	73,667
	Robin J.W. Masters		1,260,597	72,930
	Jill E. McGovern		1,261,060	72,467
	Arthur S. Mehlman		1,260,637	72,890
	G. Peter O'Brien		1,262,360	71,167
	S. Ford Rowan		1,262,353	71,174

Proposal 2a:  To modify the
fundamental investment restriction on
borrowing money:

	Affirmative		1,207,279
	Against		68,441
	Abstain		57,780
	Broker non-votes		27

	Proposal 2b:  To modify the
fundamental investment restriction on
underwriting securities:

	Affirmative		1,208,525
	Against		67,192
	Abstain		57,783
	Broker non-votes		27

	Proposal 2c:  To modify the
fundamental investment restriction on
lending:

	Affirmative		1,208,124
	Against		67,593
	Abstain		57,783
	Broker non-votes		27

	Proposal 2d:  To modify the
fundamental investment restriction on
issuing senior securities:

	Affirmative		1,208,146
	Against		67,574
	Abstain		57,780
	Broker non-votes		27

	Proposal 2e:  To modify the
fundamental investment restriction on
real estate investments:

	Affirmative		1,209,852
	Against		65,868
	Abstain		57,780
	Broker non-votes		27

	Proposal 2f:  To modify the
investment restriction on investing in
commodities:

	Affirmative		1,207,216
	Against		68,504
	Abstain		57,780
	Broker non-votes		27

	Proposal 2g:  To modify the
fundamental investment restriction on
industry concentration:

	Affirmative		1,208,803
	Against		66,917
	Abstain		57,780
	Broker non-votes		27

	Proposal 2h:  To remove the
fundamental investment restriction on
diversification:

	Affirmative		1,210,765
	Against		64,955
	Abstain		57,780
	Broker non-votes		27

	Proposal 2j:  To remove the
fundamental investment restriction on
short sales:

	Affirmative		1,207,137
	Against		68,583
	Abstain		57,780
	Broker non-votes		27

	Proposal 2k:  To remove the
fundamental investment restriction on
margin transactions:

	Affirmative		1,207,276
	Against		68,441
	Abstain		57,783
	Broker non-votes		27

	Proposal 2l:  To remove the
fundamental investment restriction on
investments in oil, gas and mineral
programs:

	Affirmative		1,207,805
	Against		67,916
	Abstain		57,779
	Broker non-votes		27

	Proposal 2m:  To remove the
fundamental investment restriction on
investing for the purpose of exercising
control:

	Affirmative		1,211,942
	Against		63,778
	Abstain		57,780
	Broker non-votes		27

	Proposal 2n:  To remove the
fundamental investment restriction on
investments in issuers whose securities
are owned by officers and trustees of the fund or its investment adviser:

	Affirmative		1,206,190
	Against		69,530
	Abstain		57,780
	Broker non-votes		27

	Proposal 2o:  To remove the
fundamental investment restriction on
investments in puts, calls, straddles and spreads:

	Affirmative		1,207,699
	Against		68,022
	Abstain		57,779
	Broker non-votes		27

	Proposal 2r:  To eliminate the
fundamental investment restriction on
investments in securities issued by other investment companies:

	Affirmative		1,209,414
	Against		66,306
	Abstain		57,780
	Broker non-votes		27

	Proposal 3:  To change the
investment objective from fundamental
to nonfundamental:

	Affirmative		1,159,365
	Against		94,488
	Abstain		79,647
	Broker non-votes		27

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